EXHIBIT 99.2

For Immediate Release

CONTACTS


JAMES M. KRATOCHVIL
Chief Financial Officer
Berry Plastics Corporation
(812) 424-2904


Jeanne Carr
MacKenzie Partners, Inc.
(212) 929-5500



        BERRY PLASTICS COMMENCES CASH TENDER OFFER FOR OUTSTANDING
                  12 1/2 % SENIOR SECURED NOTES DUE 2006,
               12 1/4 % SENIOR SUBORDINATED NOTES DUE 2004,
         12 1/4 % SERIES B SENIOR SUBORDINATED NOTES DUE 2004, AND
                  11% SENIOR SUBORDINATED NOTES DUE 2007


Evansville, Indiana, June 11, 2002 /PRNewswires/ --Berry Plastics Corporation ("BPC") and, its parent company, BPC Holding Corporation ("Holding," and together with BPC, "Berry Plastics") announced today that they have commenced cash tender offers (the "Offers") to purchase any and all of the outstanding $135.7 million principal amount of 12 1/2 % Senior Secured Notes issued by Holding and due 2006, CUSIP No. 055930AB7 (the "12 1/2 % Notes"), $100 million principal amount of 12 1/4 % Senior Subordinated Notes issued by BPC and due 2004, CUSIP No. 085790AA1 (the "12 1/4 % Notes"), $25 million principal amount of 12 1/4 % Series B Senior Subordinated Notes issued by BPC and due 2004, CUSIP No. 085790AF0 (the "12 1/4 % Series B Notes"), and $75 million principal amount of 11% Senior Subordinated Notes issued by BPC and due 2007, CUSIP No. 085790AE3 (the "11% Notes," and together with the 12 1/2 % Notes, the 12 1/4 % Notes and the 12 1/4 % Series B Notes, the "Notes"). The Offers are being made pursuant to four Purchase Offer and Consent Solicitation Statements (collectively, the "Statements") and their related Letters of Transmittal and Consent, each dated June 11, 2002. The scheduled expiration date for each Offer is 5:00 PM, New York City time, on Tuesday, July 9, 2002 (the "Expiration Time"), unless extended to a later date or time or earlier terminated, although Holders must validly tender and not withdraw their Notes prior to 5:00 PM on Monday, June 24, 2002, unless extended to a later date or time (the "Consent Payment Deadline") in order to receive the consent payment described below. Holders who tender their Notes will be required to consent to certain proposed indenture amendments described below, and Holders who consent to the proposed amendments will be required to tender their Notes.

The Offers are made in connection with the proposed and previously announced sale of Berry Plastics by First Atlantic Capital, JPMorgan Partners and Aetna Life Insurance Company to GS Capital Partners 2000, L.P. and affiliated private equity funds (the "Proposed Sale"). In order to tender Notes and receive the cash payment, Holders must grant their consent to the proposed amendments to the indentures described below. Subject to conditions specified in the Statements, the total consideration for each $1,000 principal amount of Notes validly tendered pursuant to the Offers and for which consents to the proposed amendments are given prior to the Consent Payment Deadline (the "Total Consideration") shall be as follows:

-    in the case of the 12 1/2 % Notes, $1,053.30;

-    in  the  case  of  the 12 1/4 % Notes and the 12 1/4 % Series B Notes,
     $1,010.00;

- in the case of the 11% Notes, an amount based on the redemption price of $1,055.00 payable on July 15, 2003 (the earliest redemption date for the 11% Notes, the "Earliest Redemption Date"), that would result from a yield from the date the 11% Notes are purchased by BPC pursuant to the Offers to the Earliest Redemption Date equal to the sum of (x) the yield on the 3.875% U.S. Treasury Note due July 31, 2003 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid-side price for the Reference Security as of 12:00 noon, New York City time, on June 24, 2002, the tenth business day immediately preceding the initial Expiration Time, plus (y) 75 basis points.

In addition, Berry Plastics will pay accrued and unpaid interest (at the current rate under the indentures) to, but not including, the date of payment of the Notes (in each case, the Total Consideration plus accrued and unpaid interest per $1,000 principal amount of Notes will be rounded to the nearest cent). The following portion of the Total Consideration for those Holders who validly tender their Notes prior to the Consent Payment Deadline will be paid as a consent payment (the "Consent Payment") when their Notes are purchased:

-    in the case of the 12 1/2 % Notes, $2.50;

-    in  the  case of the 12 1/4 % Notes and the 12 1/4 % Series  B  Notes,
     $10.00;

-    in the case of the 11% Notes, $20.00.

Holders of the Notes must validly tender their Notes at or prior to the Expiration Time in order to receive the purchase price, and must tender their Notes prior to the Consent Payment Deadline in order to receive the Consent Payment. Holders who tender their Notes prior to the Expiration Time but after the Consent Payment Deadline, and whose Notes are purchased pursuant to the Offers, will receive the Total Consideration less the Consent Payment.

In conjunction with the Offers, Berry Plastics is soliciting consents of registered Holders of Notes to certain proposed amendments and waivers to the indentures governing the Notes (the "Indentures"). The proposed amendments and waivers would eliminate from the Indentures certain events of default and substantially all of the covenants other than with respect to payments of principal, premium, if any, and interest on the Notes and the covenants required by the Trust Indenture Act of 1939. In the case of the 12 1/2 % Notes, Holding is also seeking the Holders' consent to a release of their lien on Holding's shares of BPC. However, under the relevant Indenture the release will only be operative as to those 12 1/2 % Notes tendered and purchased pursuant to the Offers and will not be operative as to any 12 1/2 % Notes that remain outstanding after the Offers.

The Offers are subject to a number of conditions which are set forth in the Statements, including the receipt of more than a majority of consents for each series of Notes prior to the Consent Payment Deadline. In addition, the Offers will not be consummated until and unless the Proposed Sale is consummated. J.P. Morgan Securities Inc. is the Dealer Manager and Solicitation Agent and MacKenzie Partners, Inc. is the Information Agent in connection with the Offers. Information concerning the Offers, the consent solicitation, the current yield on the Reference Security and the Total Consideration can be obtained from J.P. Morgan Securities Inc. at (800) 245-8812 (toll free) or (212) 270-1100 (call collect) or MacKenzie
Partners,  Inc.  at  (800)  322-2885 (toll free) or  (212)  929-5500  (call collect).

THIS ANNOUNCEMENT IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF CONSENTS WITH RESPECT TO THE NOTES. THE OFFERS AND CONSENT SOLICITATIONS ARE BEING MADE SOLELY BY THE STATEMENTS AND THEIR RELATED LETTERS OF TRANSMITTAL AND CONSENT.

Berry Plastics Corporation is a leading manufacturer and marketer of injection-molded and thermoformed plastic open-top containers, aerosol overcaps, closures, drink cups, and housewares. The company is headquartered in Evansville, Indiana, and, together with its subsidiaries, has plants in Henderson, Nevada; Iowa Falls, Iowa; Charlotte, North Carolina; Lawrence, Kansas; Suffolk, Virginia; Monroeville, Ohio; Woodstock, Illinois; Streetsboro, Ohio; Baltimore, Maryland; Fort Worth, Texas; Norwich, England; Milan, Italy and a sales office in Mexico City, Mexico.

Certain statements and information included in this release constitute "forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the companies' SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.